CONTACTS:
Media             Analysts/Investors

Meghan Cox
T – (412) 433-6777
E – mmcox@uss.com

Dan Lesnak
T – (412) 433-1184
E – dtlesnak@uss.com

©2018 U. S. Steel. All Rights Reserved

FOR IMMEDIATE RELEASE
UNITED STATES STEEL ANNOUNCES
$300 MILLION SHARE REPURCHASE AUTHORIZATION AND REDEMPTION OF 2020 SENIOR NOTES
PITTSBURGH, November 1, 2018 – United States Steel Corporation (NYSE: X) announced today enhancements to its capital allocation strategy, which include a $300 million share repurchase authorization and redemption of all of its outstanding 2020 Senior Notes.
“Today’s announcement is an important step as we execute our disciplined and balanced capital allocation strategy,” said David B. Burritt, President and CEO of U. S. Steel. “The repurchase program affirms our confidence and optimism in the long-term future of U. S. Steel and aligns with our commitment to create stockholder value. The strengthening of our balance sheet affords us the opportunity to return capital to our stockholders.”
Authorization of Share Repurchase Program

The Board of Directors has authorized a stock repurchase program under which up to $300 million of the Company’s outstanding common stock may be acquired over the next two years at the discretion of management. The shares will be purchased from time to time at prevailing market prices, through open market or privately negotiated transactions, depending upon market conditions. Under the program, the purchases will be funded from cash on hand, and the repurchased shares will be held as treasury shares. There is no guarantee as to the exact number of shares to be

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©2015 U. S. Steel. All Rights Reserved

repurchased by the Company, and the Company may discontinue purchases at any time that management determines additional purchases are not warranted. As of October 26, 2018, the Company had approximately 177.3 million shares outstanding.

Redemption of 2020 Senior Notes
On December 3, 2018, the next business day after the redemption date, the Company will redeem for cash all of its outstanding 7.375% Senior Notes due in 2020 (the “Notes”), approximately $356 million aggregate principal amount, at the redemption price of 100% of the principal amount thereof, plus a make-whole premium to be calculated as set forth in the applicable notice of redemption, plus accrued and unpaid interest, if any, to, but not including, the redemption date. This repayment of the Company’s highest coupon notes is another step in solidifying the Company’s balance sheet and improving the debt maturity profile. The redemption will be funded by a combination of cash on hand and repatriated borrowings under the new USSK credit facility entered into on September 26, 2018 and announced on October 2, 2018.
This press release is for informational purposes only and shall not constitute a notice of redemption of the Notes or an offer to purchase, or a solicitation of an offer to sell, any Notes or other securities.

FORWARD LOOKING STATEMENTS:
All statements included in this press release, other than historical information or statements of historical fact, are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Words such as, but not limited to, "believes," "expects," "anticipates," "estimates," "intends," "plans," "could," "may," "will," "should," and similar expressions are intended to identify forward-looking statements. All forward-looking statements rely on a number of assumptions, estimates and data concerning future results and events and are subject to a number of uncertainties and other factors, many of which are outside the Company’s control that could cause actual results to differ materially from those reflected in such statements. Accordingly, U. S. Steel cautions that the forward-looking statements contained herein are qualified by these and other important factors and uncertainties that could cause results to differ materially from those reflected by such statements. For more information on the potential factors, please review U. S. Steel’s filings with the SEC, including, but not limited to, U. S. Steel’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and its Current Reports on Form 8-K.

©2018 U. S. Steel. All Rights Reserved

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United States Steel Corporation, headquartered in Pittsburgh, Pa., is a leading integrated steel producer and Fortune 250 company with major operations in the United States and Central Europe. For more information about U. S. Steel, please visit www.ussteel.com.

©2018 U. S. Steel. All Rights Reserved